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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in both Prospectuses constituting a part of this Registration Statement of our report dated March 1, 1996 (May 6, 1996 as to Note J(4) and May 17, 1996 as to Note A) relating to the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries, which is contained in that Prospectus. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Richard A. Eisner & Company, LLP

New York, New York
October 11, 1996